UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2025
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MSC INDUSTRIAL DIRECT CO., INC.
(Exact name of registrant as specified in its charter)
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New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

515 Broadhollow Road, Suite 1000, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	MSM	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement
On July 16, 2025, MSC Industrial Direct Co., Inc. (the “Company”) entered into Amendment No. 3 to the Credit Agreement, dated as of July 16, 2025 (the “Amendment”), by and among the Company, the subsidiary guarantors party thereto, the lenders, the issuing lenders and the swingline lender party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), which amends the Company’s existing Credit Agreement, dated as of April 14, 2017 (as amended, the “Credit Agreement”), by and among the Company, the financial institutions party thereto as lenders (the “Lenders”) and the Administrative Agent. The Amendment provides for, among other things: (i) an extension of the maturity date for the Company’s existing $600 million unsecured revolving loan facility (the “Credit Facility”) to July 16, 2030; (ii) updates to the performance-based pricing grid and financial covenants determined by the Company’s consolidated net leverage ratio (as defined in the Credit Agreement); (iii) the removal of the credit spread adjustment to the interest rate applicable to borrowings under the Credit Facility; (iv) the replacement of certain Lenders under the Credit Facility; (v) the addition of a $50 million swingline loan sub-facility; and (vi) the option for the Company to request up to two one-year extensions of the maturity date of the Credit Facility, subject to Lender approval. As amended, the Credit Facility continues to include customary covenants, representations and warranties and events of default.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full terms and conditions of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Certain of the Lenders under the Credit Facility and/or their affiliates have from time to time performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and/or its subsidiaries in the ordinary course of business, for which they have received or will receive customary fees and commissions.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits:

10.1
Amendment No. 3 to Credit Agreement, dated as of July 16, 2025, by and among MSC Industrial Direct Co., Inc., the subsidiary guarantors party thereto, the lenders, issuing lenders and the swingline lender party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date:	July 22, 2025	By:	/s/ KRISTEN ACTIS-GRANDE
		Name:	Kristen Actis-Grande
		Title:	Executive Vice President and Chief Financial Officer
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